Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER GAS SERVICES LP
        777 West Rosedale Street
Fort Worth, TX  76104
www.kgslp.com

Quicksilver Gas Services Reports Second-Quarter 2008 Results

FORT WORTH, TEXAS (August 6, 2008) – Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the second quarter of 2008 of $5.6 million ($.23 per limited partner unit – diluted), an increase of more than 160% as compared to net income of $2.1 million in the prior-year period.  For the six months ended June 30, 2008, net income totaled $8.5 million ($.35 per limited partner unit – diluted), up more than 180% from the $3.0 million reported in the 2007 period.

Distributable cash flow for the 2008 second quarter increased 150% to $10.5 million ($.43 per limited partner unit) from $4.2 million in the 2007 quarter.  For the six months ended June 30, 2008, distributable cash flow totaled $18.2 million ($.75 per limited partner unit) compared to $6.4 million in the 2007 period.

Second-Quarter 2008 Highlights

•	Increased quarterly cash distribution to limited partners 11% to $.35 per unit
•	Increased average gathered volumes to 188 MMcf per day; up 159% versus the prior-year quarter
•	Increased average processed volumes to 160 MMcf per day; up 137% versus the prior-year quarter
•	Connected 57 new wells to the gathering system from Quicksilver Resources Inc.
•	Connected nearly 32 miles of gathering infrastructure

“Revenues grew more than 150%, as anticipated, due to increased gathering and processing volumes from Quicksilver Resources and third-party producers,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “Our continued focus on stringent cost control enabled us to fully realize the value from the higher throughput volumes resulting in an increase of more than 160% in net income.  As a result, our distributable cash flow increased to support an additional 11% increase in our quarterly distribution.”

Gathered volumes increased to 17,127 million cubic feet (MMcf) in the second quarter of 2008, up 159% from 6,613 MMcf in the prior-year quarter.  Processed volumes increased 137% to 14,593 MMcf in the second quarter of 2008 from 6,154 MMcf in the 2007 quarter.  Volumes from third parties made up 21% and 20% of the total gathered and processed volumes for the second quarter of 2008, respectively.  For the second quarter of 2008 the company realized an average of $.516 per thousand cubic feet (Mcf) gathered and $.627 per Mcf processed.

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NEWS RELEASE

Capital expenditures for the second quarter of 2008 totaled $26.8 million, including $.5 million for maintenance capital and the remainder for organic growth projects.  In addition, the company accrued $19.7 million of capital associated with the repurchase obligation to Quicksilver Resources Inc.  Expenditures during the quarter included the connection of approximately 32 miles of gathering lines and 57 new wells to the gathering system from Quicksilver Resources, as well as the ongoing construction of a new processing facility that is expected to become operational during the first quarter of 2009, increasing processing capacity 62.5% to a total of 325 MMcf per day.

For the second quarter of 2008, the unit distribution rate for limited partners was increased 11% to $.35 by the company’s general partner.  The second-quarter distribution will be paid August 14, 2008 on all units to holders of record as of the close of business July 31, 2008.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the first-quarter 2008 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 39787132, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 by entering the conference ID number 39787132.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measure of distributable cash flow.  The accompanying schedules provide a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the

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NEWS RELEASE

matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the effects of existing and future laws and governmental regulations; and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 08-07

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NEWS RELEASE

QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data − Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Gathering and transportation revenue - parent	$7,199	$3,100	$13,676	$5,510
Gathering and transportation revenue	1,633	147	2,453	338
Gas processing revenue - parent	7,701	3,714	14,521	6,217
Gas processing revenue	1,447	124	2,290	391
Other revenue - parent	225	33	450	33
Total revenues	18,205	7,118	33,390	12,489

Expenses
Operations and maintenance - parent	5,312	2,228	10,262	4,945
General and administrative - parent	1,422	686	3,239	1,182
Depreciation and accretion	3,407	1,824	6,563	3,119
Total expenses	10,141	4,738	20,064	9,246

Operating income	8,064	2,380	13,326	3,243

Other income	1	23	6	35
Interest expense	2,421	211	4,839	211

Income before income taxes	5,644	2,192	8,493	3,067

Income tax provision	38	57	3	97

Net income	$5,606	$2,135	$8,490	$2,970

General partner interest in net income	$126		$182
Common and subordinated unitholders’ interest in net income	$5,480		$8,308
Earnings per common and subordinated unit - basic	$0.23		$0.35
Earnings per common and subordinated unit - diluted	$0.23		$0.35
Weighted average number of common and subordinated units outstanding:
Basic	23,783		23,783
Diluted	23,924		23,924

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NEWS RELEASE

QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	June 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$607	$1,125
Trade accounts receivable	2,317	882
Accounts receivable from parent	-	800
Prepaid expenses and other current assets	972	690
Total current assets	3,896	3,497

Property, plant and equipment, net	372,633	273,948

Other assets	1,140	965
	$377,669	$278,410

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$1,100	$1,100
Accounts payable to parent	4,446	-
Accrued additions to property, plant and equipment	22,236	23,624
Accounts payable and other	3,586	2,700
Total current liabilities	31,368	27,424

Long-term debt	55,300	5,000
Note payable to parent	51,508	50,569
Repurchase obligations to parent	131,911	82,251
Asset retirement obligations	3,187	2,793
Deferred income tax liability	118	173

Partners' Capital
Common unitholders (12,269,714 and 12,263,625 units issued and outstanding at June 30, 2008 and December 31, 2007, respectively)	107,072	109,830
Subordinated unitholders (11,513,625 units issued and outstanding at June 30, 2008 and December 31, 2007)	(2,703)	356
General Partner	(92)	14
Total partners' capital	104,277	110,200
	$377,669	$278,410

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NEWS RELEASE

QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands – Unaudited

	Six Months Ended June 30,
	2008	2007
Operating activities:
Net income	$8,490	$2,970
Items included in net income not affecting cash
Depreciation	6,478	3,088
Accretion of asset retirement obligation	85	31
Deferred income taxes	(55)	-
Equity-based compensation	501	-
Amortization of debt issuance costs	105	-
Non-cash interest expense on repurchase obligations to parent	2,928	211
Non-cash interest expense on note payable to parent	1,489	-
Changes in assets and liabilities
Accounts receivable	(1,435)	(104)
Prepaid expenses and other assets	(562)	(246)
Accounts receivable from parent	5,170	-
Accounts payable and other	886	108
Net cash provided by operating activities	24,080	6,058

Investing activities:
Capital expenditures	(59,434)	(45,040)
Net cash used in investing activities	(59,434)	(45,040)

Financing activities:
Proceeds from revolving credit facility borrowings	50,300	-
Repayment of subordinated note to parent	(550)	-
Contributions by parent	-	39,017
Contributions by other partners	-	167
Distributions to unitholders	(14,914)	-
Net cash provided by financing activities	34,836	39,184

Net (decrease) increase in cash	(518)	202

Cash at beginning of period	1,125	2,797

Cash at end of period	$607	$2,999

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NEWS RELEASE

QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Volume Data:
Volumes gathered (MMcf)	17,127	6,613	31,678	12,130
Volumes processed (MMcf)	14,593	6,154	26,749	10,983

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
DISTRIBUTABLE CASH FLOW
In thousands - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income	$5,606	$2,135	$8,490	$2,970
Depreciation and accretion expense	3,407	1,824	6,563	3,119
Income tax provision	38	57	3	97
Non-cash interest expense	1,947	211	4,100	211
Maintenance capital expenditures	(473)	-	(945)	-
Distributable cash flow	$10,525	$4,227	$18,211	$6,397

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